Exhibit 10.52

Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-147478) of Cygne Designs, Inc. and the related prospectus of our reports dated April 25, 2007, with respect to the consolidated financial statements and schedule of Cygne Designs, Inc. included in this Annual Report (Form 10-K) for the year ended January 31, 2008.

/s/ Ernst & Young LLP

Los Angeles, California

May 14, 2008